Exhibit 10.12

CSRA INC.
2015 OMNIBUS INCENTIVE PLAN
Effective November 25, 2015
Section 1
Purpose and Objectives
          This CSRA Inc. 2015 Omnibus Incentive Plan (this “Plan”) was adopted by Computer Sciences Government Services, Inc., the predecessor to CSRA Inc., prior to the spinoff of CSRA Inc. from Computer Sciences Corporation (“CSC”) effective as of November 27, 2015 (the “Spinoff”).
The primary purpose of the Plan is to reward selected corporate officers and key employees of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments. The Plan is designed to attract and retain employees of the Company and its Subsidiaries and to encourage the sense of proprietorship in the Company and its Subsidiaries.
The Plan also governs the terms of certain Awards granted to current and former employees of CSC in connection with the Spinoff with respect to awards held by such individuals under one or more CSC equity incentive plans prior to the Spinoff pursuant to the terms of the Employee Matters Agreement (“Spinoff Awards”).
Section 2
Definitions
          As used herein, the terms set forth below shall have the following respective meanings:
     (a) “Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).
     (b) “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan, including any Spinoff Awards and any SRA Rollover Options.
     (c) “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cash Award” means an Award denominated in cash.
     (f) “Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A. Notwithstanding the foregoing to the contrary, neither the Spinoff nor the SRA Merger shall constitute a “Change in Control” for purposes of the Plan.
     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (h) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

Exhibit 10.12

     (i) “Common Stock” means the Common Stock of the Company.
     (j) “Company” means CSRA Inc. or any successor thereto.
     (k) “CSC” has the meaning set forth in Section 1.
(l) “Disability” means, unless otherwise provided in an Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees. Notwithstanding the foregoing, if an Award is subject to Code Section 409A and Disability is a payment event, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).
     (m) “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.
     (n) “Effective Date” means November 25, 2015, the date prior to the Spinoff on which this Plan was approved by CSC as sole shareholder of the Company.
     (o) “Employee” means an employee of the Company or any of its Subsidiaries.
     (p) “Employee Matters Agreement” means the employee matters agreement entered into in connection with the Spinoff between CSC and the Company.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (r) “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.
     (s) “Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.
     (t) “Fiscal Year” means a fiscal year of the Company.
     (u) “Grant Date” means the date an Award is granted to a Participant and, with respect to any Spinoff Award or SRA Rollover Option, shall mean the date the award was originally granted.
     (v) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.
     (w) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.
     (x) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.
     (y) “Participant” means an Employee to whom an Award has been made under this Plan. Participant also includes any current or former employee of CSC to whom a Spinoff Award has been made under the

Exhibit 10.12

Plan and any current or former employee or other service provider of SRA to whom the grant of an SRA Rollover Option has been made under the Plan.
     (z) “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.
     (aa) “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
     (bb) “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.
     (cc) “Performance Unit Award” means an Award in the form of Performance Units.
     (dd) “Qualified Performance Awards” has the meaning set forth in Section 13.2.
     (ee) “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.
     (ff) “Restricted Stock Award” means an Award in the form of Restricted Stock.
     (gg) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.
     (hh) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.
     (ii) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.
     (jj) “Spinoff” has the meaning set forth in Section 1.
(kk) “Spinoff Award” has the meaning set forth in Section 1.
(ll) “SRA” means SRA International, Inc.
(mm) “SRA Merger” means the merger of SRA with and into the Company following the Spinoff.
(nn) “SRA Rollover Option” means any stock option previously granted by SRA that was converted into an Option pursuant to the terms of the merger agreement between SRA and the Company with respect to the SRA Merger.
(oo) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.
     (pp) “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.
     (qq) “Stock-Based Award Limitations” has the meaning set forth in Section 4.3.
     (rr) “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.
Section 3
Eligibility

Exhibit 10.12

          All Employees are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under this Plan. Current and former employees of CSC are also eligible for Spinoff Awards under the Plan and former employees of SRA who became employees of the Company or one of its Subsidiaries in connection with the SRA Merger are eligible for grants of SRA Rollover Options under the Plan.
Section 4
Shares Subject to Awards
          4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of (i) 10,100,000 shares of Common Stock, plus (ii) an additional number of shares of Common Stock equal to the number of shares of Common Stock subject to all Spinoff Awards and SRA Rollover Options outstanding immediately following the Spinoff and SRA Merger, respectively (collectively, the “Maximum Share Limit”). Within the Maximum Share Limit (and excluding any Spinoff Awards and SRA Rollover Options which shall not be subject to subparagraphs (a), (b) or (c) below),
     (a) no more than 10,100,000 shares may be used for Options and SARs (the “Option and SARs Limit”);
     (b) no more than 5,050,000 shares may be used for Awards other than Options and SARs (the “Full Value Award Limit”); and
     (c) Each Option and SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by one share, and the Full Value Award Limit by one-half share; and each Award other than an Option or SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by two shares, and the Full Value Award Limit by one share.
          Such shares shall be reserved from authorized but unissued shares, treasury shares and from shares which have been reacquired by the Company. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
          4.2 Share Counting. If an Award (other than a Spinoff Award or SRA Rollover Option which shall not be subject to the provisions of the first paragraph of this Section 4.2, other than the final sentence hereof) expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. In the case of an Award that is an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by one share of Common Stock and the Full Value Award Limit shall be increased by one-half share of Common Stock for each such Option or SAR. In the case of an Award other than an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by two shares of Common Stock and the Full Value Award Limit shall be increased by one share of Common Stock for each such Award that is not an Option or SAR. Notwithstanding the foregoing, the Committee shall adopt such share counting rules as are required for Incentive Stock Options to comply with the requirements set forth in Code Section 422. Shares of Common Stock associated with an expired, terminated, cancelled or forfeited Spinoff Award or SRA Rollover Option shall not became available again for issuance under this Plan.
          In addition, the following principles shall apply in determining the number of shares under any applicable limit within the Maximum Share Limit:
     (a) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy minimum withholding taxes shall not become available again for issuance under this Plan;

Exhibit 10.12

     (b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan;
     (c) Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR, shall not become available again for issuance under this Plan;
     (d) Awards that by their terms may only be settled in cash shall not reduce the Maximum Share Limit under this Plan; and
     (e) If cash is issued in lieu of shares of Common Stock pursuant to an Award, such shares shall not become available again for issuance under this Plan.
          4.3 Fiscal Year Limitations on Grants of Awards. The following limitations shall apply to any Awards made hereunder, other than to Spinoff Awards and SRA Rollover Options which shall not be subject to the following limits:
     (a) No Employee may be granted during any Fiscal Year Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;
     (b) No Employee may be granted during any Fiscal Year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this subsection (b), together with the limitation set forth in subsection (a), being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and
     (c) No Employee may be granted during any Fiscal Year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $10,000,000.
Section 5
Administration
          5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:
     (a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock;
     (b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and
     (c) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto.
          5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.
          Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion,
     (a) Provide for the extension of the exercisability of an Award;
     (b) In the event of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason, accelerate the vesting or exercisability of an Award,

Exhibit 10.12

eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 18.3 hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date; or
     (c) Accelerate the vesting or exercisability of an Award to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date.
          5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
          5.4 Prohibition on Repricing of Awards. Subject to the provisions of Section 18 hereof, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s stockholders to
     (a) reduce the Exercise Price of any outstanding Options or SARs; or
     (b) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.
          5.5 Delegation of Authority. Subject to Nevada law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Nevada law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.
Section 6
Awards
          6.1 Grants. The Committee, in its absolute discretion, may grant all Awards under this Plan from time to time, provided however, that the Committee shall not have the right, without the approval of the Company’s stockholders, to
     (a) Reduce the Exercise price of an existing options;
     (b) Take any action which would be treated as a “repricing” under generally accepted accounting principles; or
     (c) Cancel an existing option at a time when its exercise price exceeds the fair market value of the stock underlying such option in exchange for another option, a restricted stock award or other equity in the Company or cash except as provided in Section 18.
          6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7 - 13 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant. For Spinoff Awards granted to Participants who remain active employees of CSC after the Spinoff, except as otherwise provided in the applicable

Exhibit 10.12

Award Agreement, the Participant will be deemed to have terminated employment for purposes of his or her Spinoff Award when he or she terminates employment from CSC.
          6.3 Vesting Limitations. Except as otherwise provided below, any Stock Award, Option or Stock Appreciation Right (other than any Spinoff Award or SRA Rollover Option which shall not be subject to the following limits) that
     (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant; or
     (b) is a Performance Award shall have a minimum performance period of three years from the date of grant;
provided, however, that (1) the Committee may provide for earlier vesting (x) to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date and (y) upon an Employee’s termination of employment by reason of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason and (2) vesting of a Stock Award, Option or Stock Appreciation Right may occur incrementally over the three-year Restriction Period or three-year minimum performance period, as applicable. The foregoing notwithstanding, 505,000 of the total number of shares of Common Stock available for issuance under this Plan may be granted without regard to any minimum Restriction Period or performance period, as applicable, described in this Section 6.3.
          6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
          6.5 Dividends and Dividend Equivalents. Rights to dividends will be extended to and made part of any Restricted Stock Award and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs.
Section 7
Options
          7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date.
Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.
          7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by

Exhibit 10.12

means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.
Section 8
Stock Appreciation Rights
          An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.
Section 9
Restricted Stock Awards
          An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.
Section 10
Restricted Stock Unit Awards
          An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.
Section 11
Performance Unit Awards
          An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common

Exhibit 10.12

Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.
Section 12
Cash Awards
          An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
Section 13
Performance Awards
          Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.
          13.1 Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
          13.2 Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates; and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.
          A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.
          (a) Performance Goals. A Performance Goal shall include one or more of the following:

(i)	contract awards;

(ii)	backlog;

(iii)	market share;

(iv)	revenue;

(v)	sales;

(vi)	days’ sales outstanding;

(vii)	overhead;

(viii)	other expense management;

Exhibit 10.12

(ix)	operating income;

(x)	operating income margin;

(xi)	earnings (including net earnings, EBT, EBIT and EBITDA);

(xii)	earnings margin;

(xiii)	earnings per share;

(xiv)	cash flow;

(xv)	working capital;

(xvi)	book value per share;

(xvii)	improvement in capital structure;

(xviii)	credit rating;

(xix)	return on stockholders’ equity;

(xx)	return on investment;

(xxi)	cash flow return on investment;

(xxii)	return on assets;

(xxiii)	total stockholder return;

(xxiv)	economic profit;

(xxv)	stock price;

(xxvi)	total contract value;

(xxvii)	annual contract value; or

(xxviii)	client satisfaction.

Exhibit 10.12

          Unless otherwise stated, a Performance Goal applicable to a Qualified Performance Award need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).
          (b) Interpretation; Code Requirements. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
          13.3 Adjustment of Performance Awards. The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:
     (a) asset write-downs;
     (b) litigation or claim judgments or settlements;
     (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;
     (d) any reorganization and restructuring programs;
     (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;
     (f) acquisitions or divestitures;
     (g) foreign exchange gains and losses; and
     (h) settlement of hedging activities.
          Only Awards that are not intended to qualify as Qualified Performance Awards may be adjusted upward in the discretion of the Committee. The Committee may retain the discretion to adjust any Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
Section 14
Change of Control
          Notwithstanding any other provision of this Plan to the contrary, unless (1) an Award Agreement shall specify otherwise or (2) the agreement effectuating the Change in Control provides for the assumption or substitution of Awards, upon the date of a Change in Control:
     (a) all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;
     (b) all restrictions applicable to outstanding Restricted Stock shall lapse in full;
     (c) all outstanding Restricted Stock Units that have not vested in full on or prior thereto shall be fully vested;

Exhibit 10.12

     (d) if the Change in Control occurs during the Performance Period, all Performance Awards shall be considered earned and payable at their target value, prorated for the portion of the Performance Period that has elapsed and shall be immediately paid or settled; and
     (e) if the Change in Control occurs after the Performance Period, all Performance Awards shall, as soon as administratively practicable, be paid or settled based on the actual achievement of the applicable performance goals
Section 15
Taxes
          The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
Section 16
Amendment, Modification, Suspension or Termination
          The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.
          No amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that:
     (a) expands the types of Awards available under this Plan;
     (b) materially increases the number of shares of Common Stock available for Awards under this Plan;
     (c) materially expands the classes of persons eligible for Awards under this Plan;
     (d) materially extends the term of this Plan;
     (e) materially changes the method of determining the Exercise Price of Options;
     (f) deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs; or
     (g) decreases any minimum vesting requirements for any Stock Award.
Section 17
Assignability
          Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or

Exhibit 10.12

any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.
Section 18
Adjustments
          18.1 Outstanding Awards. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
          18.2 Plan Adjustments
     (a) Subdivision or Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:
     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;
     (ii) the number of shares of Common Stock covered by outstanding Awards;
     (iii) the exercise price or other price in respect of such Awards;
     (iv) the appropriate Fair Market Value and other price determinations for such Awards; and
     (v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.
     (b) Recapitalizations, Reorganizations, etc. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to:
     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;
     (ii) the number of shares of Common Stock covered by outstanding Awards;
     (iii) the exercise price or other price in respect of such Awards;
     (iv) the appropriate Fair Market Value and other price determinations for such Awards;
     (v) the Stock-Based Award Limitations; and
     (vi) any other limitations contained within this Plan;
provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.
          18.3 Award Adjustments. In the event a Change in Control occurs and the Company is not the surviving entity, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to:
     (a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines, including stock of another company)

Exhibit 10.12

for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies;
     (b) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction;
     (c) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof;
     (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share of Common Stock as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating an event described in this Section 18.3); or
     (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.
          18.4 Compliance with Code Section 409A. No adjustment or substitution pursuant to this Section 18 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.
Section 19
Restrictions
          No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
Section 20
Unfunded Plan
          This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Exhibit 10.12

Section 21
Code Section 409A
          21.1 Awards. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
          21.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.
          21.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.
Section 22
Award Termination, Forfeiture and Disgorgement
          The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:
     (a) competing with the Company or participating in any enterprise that competes with the Company;
     (b) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and
     (c) after the Participant is no longer employed by the Company or any Subsidiary:
     (i) soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,
     (ii) soliciting or hiring any person who is then an Employee, or
     (iii) taking any action that, in the judgment of the Committee, is not in the best interests of the Company.
          Additionally, any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Exhibit 10.12

Section 23
Awards to Non-U.S. Employees
          Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
Section 24
Governing Law
          This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Nevada.
Section 25
Right to Continued Service or Employment
          Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.
Section 26
Term
          This Plan shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.
Section 27
Usage
          Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.
Section 28
Headings
          The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.